EXHIBIT 99.1

O.I. Corporation Announces Results for Fourth Quarter and Year End 2009
and Co-Chairmanship of Board of Directors

College Station, Texas, March 2, 2010 – O.I. Corporation (NASDAQ: OICO) today announced its results for the three and twelve months ended December 31, 2009.  These results are summarized below.

The limited information contained in this press release is not adequate information upon which to make an informed investment decision.   Accordingly, we urge investors to read our Annual Report on Form 10-K for the year ended December 31, 2009 which we expect to file with the SEC on March 15, 2010.  Once filed, this document will be available on our website at www.oico.com and the SEC’s website at www.sec.gov.

O.I. CORPORATION
FINANCIAL HIGHLIGHTS
(in thousands, except earnings per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2009	2008	2009	2008
Net revenues	$5,526	$6,977	$19,912	$28,969
Operating income (loss)	364	497	(105)	1,460
Income before income taxes	378	515	(56)	996
Benefit/(Provision) for income taxes	(52)	(68)	111	24
Net income	326	447	55	1,020

Basic earnings per share	0.14	0.19	0.02	0.40
Diluted earnings per share	0.14	0.18	0.02	0.40

Balance Sheet Data
	December 31,	December 31,
Assets	2009	2008
Cash and investments	$4,614	$3,434
Accounts receivable	4,371	6,195
Inventories	5,657	5,754
Other current assets	1,828	1,554
Total current assets	16,470	16,937

Long-term assets	4,117	4,667
Total assets	$20,587	$21,604

Liabilities and Stockholders' Equity
Total liabilities	$2,895	$3,670

Stockholders' equity:	17,692	17,934
Total liabilities and stockholders' equity	$20,587	$21,604

Chairmanship of Board of Directors
The Company also announced today that its Board of Directors has appointed Raymond E. Cabillot and John K.H. Linnartz to co-chair the Company’s Board of Directors, effective March 1, 2010.  Messrs. Cabillot and Linnartz represent the Company’s two largest shareholders.

About O.I. Corporation:
O.I. Corporation, dba OI Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases.  Providing products used to digest, extract, and separate components of chemical mixtures, the Company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical.  Headquartered in College Station, Texas, the Company's products are sold worldwide.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can sometimes be identified by our use of forward-looking words such as “may”, “will,” “anticipate,” “believe,” “expect,” “project,” or “intend”.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Copies of our filings with the Securities and Exchange Commission are available at www.sec.gov and at www.oico.com.  Please refer to “Part 1, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and for the year ended December 31, 2009, which we expect to file with the SEC on March 15, 2010, for further discussion regarding our exposure to risks.  Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Visit the Company's worldwide web site at:
http://www.oico.com

Investor Relations:
Bruce Lancaster
Chief Executive Officer &
Chief Financial Officer
979.690.1711